UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
U.S. Bancorp

(Exact name of registrant as specified in its charter)
Delaware

(State of incorporation or organization)
41-0255900

(I.R.S. Employer Identification No.)
800 Nicollet Mall
Minneapolis, Minnesota

(Address of Principal Executive Offices)
55402

(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Depositary Shares each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: 333-124535
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Securities to Be Registered
Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Securities to Be Registered.
     The description of the Depositary Shares being registered hereby, including the Series B Non-Cumulative Perpetual Preferred Stock which is represented by the Depositary Shares, is set forth in the Prospectus included in the Registration Statement on Form S-3 (No. 333-124535) of U.S. Bancorp (the “Company”), as filed with the Commission on May 12, 2005, and the final Prospectus Supplement dated March 22, 2006, as filed with the Commission on March 23, 2006, pursuant to Rule 424(b)(2) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.
Item 2. Exhibits.

4.1	Certificate of Designations of U.S. Bancorp with respect to Series B Non-Cumulative Perpetual Preferred Stock dated March 24, 2006 (incorporated by reference to Exhibit 4.1 of the Report on Form 8-K of U.S. Bancorp dated March 27, 2006).

4.2	Deposit Agreement dated March 27, 2006 between U.S. Bancorp, U.S. Bank National Association and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Report on Form 8-K of U.S. Bancorp dated March 27, 2006).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).

SIGNATURE
     Pursuant to be requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. BANCORP

Date: March 27, 2006	By:	Laura F. Bednarski
Name: Laura F. Bednarski
Title: Vice President

INDEX TO EXHIBITS

4.1	Certificate of Designations of U.S. Bancorp with respect to Series B Non-Cumulative Perpetual Preferred Stock dated March 24, 2006 (incorporated by reference to Exhibit 4.1 of the Report on Form 8-K of U.S. Bancorp dated March 27, 2006).

4.2	Deposit Agreement dated March 27, 2006 between U.S. Bancorp, U.S. Bank National Association and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Report on Form 8-K of U.S. Bancorp dated March 27, 2006).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).